UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2014

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On December 9, 2014, Denbury Resources Inc. (“Denbury”) entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Agreement”) to replace its previous credit agreement that was set to mature in May 2016. Capitalized terms used herein and not defined have the respective meanings given to such terms in the Credit Agreement. The information regarding the Credit Agreement provided in Item 2.03 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Credit Agreement is a senior secured revolving credit facility with an aggregate maximum principal amount of $3.5 billion, an initial borrowing base of $3.0 billion and aggregate lender commitments of $1.6 billion. The $1.6 billion of aggregate lender commitments is consistent with the previous credit agreement and may be increased up to the borrowing base amount with approval and incremental commitments from the existing lenders or new lenders. The Credit Agreement is guaranteed by virtually all of Denbury’s subsidiaries. Additionally, under the Credit Agreement, letters of credit are available in an aggregate amount not to exceed $50 million and short-term swingline loans are available in an aggregate amount not to exceed $25 million, each subject to the available commitments under the Credit Agreement. The Credit Agreement has a maturity date of December 9, 2019.

The revolving loans will bear interest at an annual rate equal to either (1) for ABR Loans, a base rate determined under the Credit Agreement (the “ABR”) plus an Applicable Margin ranging from 0.25% to 1.25% per annum, or (2) for LIBOR Loans, the LIBOR Rate plus an Applicable Margin ranging from 1.25% to 2.25% per annum. The undrawn portion of the aggregate lender commitments will be subject to a commitment fee ranging from 0.300% to 0.375% per annum.

The lenders will undertake scheduled redeterminations of the borrowing base annually beginning May 1, 2015. Between each such scheduled annual redetermination of the borrowing base (1) Denbury may request two unscheduled redeterminations, (2) the lenders may request one unscheduled redetermination and (3) Denbury may also request a redetermination in connection with a material acquisition. The borrowing base may be automatically reduced by certain divestitures or upon cancellation of certain hedging positions.

Under the Credit Agreement, Denbury is obligated to comply with financial covenants requiring it to maintain (1) a ratio of Consolidated Total Debt to Consolidated EBITDAX of less than 4.25 to 1.00, and (2) a ratio of Consolidated Current Assets to Consolidated Current Liabilities greater than 1.00 to 1.00.

In addition, the Credit Agreement contains various covenants that limit, among other things, Denbury’s ability to: incur indebtedness; grant liens; engage in certain mergers, consolidations, liquidations and dissolutions; engage in sales of assets; make acquisitions and investments; make distributions and dividends; and enter into Hedge Agreements, in each case subject to customary exceptions.

If an event of default exists under the Credit Agreement, the lenders have the right to accelerate the maturity of the then-outstanding obligations and exercise other rights and remedies. An event of default includes, among other things: nonpayment of principal when due; nonpayment of interest, fees or other amounts (subject to a five-day grace period); material inaccuracy of representations and warranties; violation of covenants; cross-default of other debt in excess of $125 million; bankruptcy events; certain ERISA events; judgments in excess of $125 million; and a change of control.

The Credit Agreement will be secured by mortgages covering Oil and Gas Properties with a value equal to the lesser of (1) an amount of mortgaged properties necessary to achieve a ratio of the PV-9 thereof to the Loan Limit under the Credit Agreement (currently the aggregate lender commitments) of at least 1.75 to 1.0 and (2) 80% of the PV-9 of all borrowing base properties. In addition, the Credit Agreement will be secured by the pledge of the equity interests in each of Denbury’s subsidiary guarantors and a pledge of commodity Hedge Agreements of Denbury and its subsidiary guarantors, as applicable.

If Denbury receives an unsecured rating either from Moody’s Investors Service, Inc. (“Moody’s”) of Baa3 (or better) or from Standard & Poor’s Ratings Services (“S&P”) of BBB- (or better), or both, then at its election, Denbury may enter into an Investment Grade Period under the Credit Agreement. During an Investment Grade Period, all security interests will be released and borrowing base limitations will not apply, but to the extent Denbury does not have both a Moody’s rating of Baa3 (or better) and an S&P rating of BBB- (or better), then Denbury is obligated to maintain a ratio of the PV-9 of its Oil and Gas Properties to Consolidated Total Debt of at least 1.50 to 1.00. Additionally, during an Investment Grade Period there will be a reduction in Denbury’s drawn borrowing costs, with revolving loans bearing interest at an annual rate equal to either (1) for ABR Loans, the ABR plus an Applicable Margin ranging from 0.125% to 0.750% per annum, and (2) for LIBOR Loans, the LIBOR Rate plus an Applicable Margin ranging from 1.125% to 1.750% per annum, with the Applicable Margin shifting based on Denbury’s then current ratings from Moody’s and S&P. During an Investment Grade Period, the undrawn portion of aggregate lender commitments will be subject to a reduced commitment fee ranging from 0.150% to 0.300% per annum.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*
Amended and Restated Credit Agreement, dated as of December 9, 2014, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1*	Denbury Press Release, dated December 10, 2014.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 15, 2014	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of December 9, 2014, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1	Denbury Press Release, dated December 10, 2014.